Exhibit 99.1

Orexigen® Therapeutics Names Eckard Weber Executive Chairman and Interim Chief Executive Officer

— Dr. Tollefson Commences Leave of Absence —

SAN DIEGO (November 10, 2008) — Orexigen® Therapeutics, Inc. (Nasdaq: OREX), a biopharmaceutical company focused on the treatment of obesity and other central nervous system-related disorders, today announced that Gary Tollefson, M.D., Ph.D., the Company’s Chief Executive Officer and President, is taking a leave of absence from the Company. The Company’s current non-executive Chairman of the Board, Eckard Weber, M.D. will serve as Executive Chairman and interim Chief Executive Officer of the Company, effective immediately.

Dr. Tollefson is expected to remain a member of the Company’s Board of Directors during this leave of absence. The Board will retain an executive search firm to assist it in recruiting a new, permanent CEO.

“Dr. Tollefson has assembled an outstanding and highly experienced senior management team,” said Dr. Weber. “As a founder and former CEO of Orexigen, I know our management team well and understand clearly our objectives as we prepare Orexigen for Phase 3 results of Contrave® in 2009. I look forward to working with the senior management team as interim CEO to continue to execute on the Company’s key development objectives until a new, permanent CEO has been brought on board.”

Dr. Weber is one of the Company’s co-founders and has served as a member of its Board since the Company’s inception in September 2002, and as Chairman of the Board since March 2004. From September 2002 to September 2003 and from January 2005 to April 2005, Dr. Weber served as the Company’s President and Chief Executive Officer.

About Orexigen Therapeutics

Orexigen Therapeutics, Inc. is a biopharmaceutical company focused on the treatment of obesity and other central nervous system-related disorders. The Company’s lead combination product candidates targeted for obesity are Contrave, which is in Phase 3 clinical trials, and Empatic, which is in the later stages of Phase 2 clinical development. Each product candidate is designed to act on a specific group of neurons in the central nervous system with the goal of achieving appetite suppression and sustained weight loss. Beyond obesity, Orexigen is developing drug combinations for use in schizophrenia and obsessive-compulsive disorder. Further information about the company can be found at http://www.Orexigen.com.

Forward-Looking Statements

Orexigen cautions you that statements included in this press release that are not a description of historical facts are forward-looking statements. Words such as “believes,” “anticipates,” “plans,” “expects,” “indicates,” “will,” “intends,” “potential,” “suggests,” “assuming,” “designed” and similar expressions are intended to identify forward-looking statements. These statements are based on the Company’s current beliefs and expectations. These forward-looking statements include statements regarding the ability to execute on development objectives and the potential to recruit a successor CEO. The inclusion of forward-looking statements should not be regarded as a representation by Orexigen that any of its plans will be achieved. Actual results may differ from those set forth in this release due to the risks and uncertainties inherent in Orexigen’s business, including, without limitation: the progress and timing of the Company’s clinical trials; the potential that earlier clinical trials may not be predictive of future results; the ability for its product candidates to receive regulatory approval on a timely basis or at all; the potential for adverse safety findings relating to its product candidates to delay or prevent regulatory approval or commercialization, or result in product liability claims; the ability of Orexigen and its licensors to obtain, maintain and successfully enforce adequate patent and other intellectual property protection of its product candidates; the potential for the Company’s senior management team to work directly with the interim President and CEO or any successor CEO, and the potential for negative impacts on rapid decision making or other operational matters; and other risks described in the Company’s filings with the Securities and Exchange Commission. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and Orexigen undertakes no obligation to revise or update this news release to reflect events or circumstances after the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement. This caution is made under the safe harbor provisions of Section 21E of the Private Securities Litigation Reform Act of 1995.

SOURCE: Orexigen Therapeutics, Inc.

Orexigen Contact:

Graham Cooper

(858) 875-8600